GMXR
FOR IMMEDIATE RELEASE

FOR ADDITIONAL INFORMATION CONTACT

Alan Van Horn
Manager, Investor Relations
405.254.5839

GMX Resources Inc. Announces Approval by Shareholders of Reverse Stock Split Proposal

Oklahoma City, Oklahoma, Thursday, November 29, 2012. GMX RESOURCES INC., NYSE: 'GMXR'; On November 29, 2012, GMXR (the “Company”) held a special meeting of shareholders in Oklahoma City, Oklahoma (the “Special Meeting”). At the Special Meeting, the shareholders approved a proposal to grant the Board of Directors of the Company discretionary authority to amend the Company's Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of the Company's common stock, par value $0.001 per share (the “Common Stock”), such split to combine a whole number of outstanding shares of Common Stock in a range of not less than five (5) shares and not more than thirteen (13) shares, into one share of Common Stock at any time prior to January 31, 2013 (the “Reverse Split Proposal”).
The Board of Directors of the Company has not yet determined the number of shares of Common Stock to be applicable in the Reverse Split Proposal or set any date to effect the reverse stock split, but the Company expects to effect such split prior to January 31, 2013 when determined and approved by the Board of Directors.
GMXR is a resource play rich exploration and production Company. The company is currently developing its Bakken and Three Forks oil shale resources 95 MMBOE potential; located in the Williston Basin, North Dakota. The company is also planning test wells in the DJ Basin, Wyoming targeting additional potential oil resources 40 MMBOE potential, in the Niobrara Petroleum System. GMXR's large natural gas resources 1.5 TCFE potential; are located in the East Texas Basin, primarily in the Haynesville/Bossier gas shale and the Cotton Valley Sand Formation; where the majority of GMXR's acreage is contiguous, with infrastructure in place and substantially all held by production. GMXR believes these oil and natural gas resource plays provide a substantial inventory of operated, high probability, repeatable, organic growth opportunities in constantly changing economical environments. GMXR's multiple basin strategy provides flexibility to allocate capital to achieve the highest risk adjusted rate of return, with both oil and natural gas resources throughout its portfolio.
Please visit www.gmxresources.com for more information on GMXR.

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that GMXR expects, believes or anticipates will or may occur in the future are forward-looking statements. They include statements regarding the proposed financing, the number and location of planned wells, statements regarding the quality of GMXR's properties and resource potential. These statements are based on certain assumptions and analysis made by GMXR in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes appropriate in the circumstances, including the assumption that there will be no material change in the operating environment for GMXR's properties. Such statements are subject to a number of risks, including but not limited to obtaining requisite consents for the proposed financing, the closing of the proposed financing, commodity price risks, drilling and production risks, risks relating to GMXR's ability to obtain other financing for its planned activities, risks related to weather and unforeseen events, governmental regulatory risks and other risks, many of which are beyond the control of GMXR. Reference is made to GMXR's reports filed with the Securities and Exchange Commission for a more detailed disclosure of the risks. For all these reasons, actual results or developments may differ materially from those projected in the forward-looking statements.